UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 31, 1996
                        (Date of earliest event reported)



                             Allegro New Media, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                    1-14076                   22-3270045
(State or other jurisdiction  (Commission File Number)        (IRS Employer
 of incorporation)                                       Identification Number)




      3 Oak Road, Fairfield, New Jersey                          07004
    (Address of principal executive offices)                   (Zip Code)


               Registrant's telephone number
               including area code                (201) 808-1992




               16 Passaic  Avenue,  Fairfield,  New Jersey 07004
          (Former name or former address, if changed since last report)

ITEM 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

        (a)  Financial Statements of Business Acquired.

(i) Audited financial statements of Serif Inc. as of December 31, 1995 and 1994 and for the years then ended.

(ii) Unaudited financial statements of Serif Inc. for the six months ended June 30, 1996 and 1995.

(iii) Audited financial statements of Serif (Europe) Limited as of December 31, 1995 and 1994 and for the years then ended.

(iv) Unaudited financial statements of Serif (Europe) Limited for the six months ended June 30, 1996 and 1995.

        (b)  Pro Forma Financial Information (Unaudited).

(i) Pro forma condensed combined balance sheet of the Registrant and its subsidiaries as of June 30, 1996.

(ii) Pro forma condensed combined statements of operations of the Registrant and its subsidiaries for the year ended December 31, 1995.

(iii) Pro forma condensed combined statements of operations of the Registrant and its subsidiaries for the six months ended June 30, 1996.

(iv)  Notes to unaudited pro forma consolidated financial statements.

        (c)     Exhibits

      None except as filed with the Current Report on Form 8-K which this Form 8-K/A amends.

Financial Statements

Serif, Inc.

December 31, 1995



Contents


  Independent Auditor's Report
  Balance Sheets as of December 31, 1995 and 1994
  Statements of Operations and Accumulated Deficit for the years ended December 31, 1995 and 1994
  Statements of Cash Flows for the years ended December 31, 1995 and 1994
  Notes to Financial Statements

                         REPORT OF INDEPENDENT AUDITORS



  Board of Directors
  Serif, Inc.


     We have audited the accompanying balance sheets of Serif, Inc. as of December 31, 1995 and 1994 and the related statements of operations and accumulated deficit and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Serif, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





 /s/Ernst & Young LLP
-------------------------------------
  Ernst & Young LLP
  Hackensack, New Jersey
  July 30, 1996


                                   SERIF, INC.

                                 BALANCE SHEETS


                                                            December 31,
                                                        1995              1994
                    ASSETS
  Current assets:

   Cash and cash equivalents                         $   3,465         $207,245
   Accounts receivable, less allowances of
      $259,976 and $194,642                            193,190           17,709
   Inventories (Note 2)                                117,162           77,082
   Prepaid Expenses                                     30,908           14,132
   Other current assets                                  2,470           18,921
                                                      --------         --------
     Total current assets                              347,195          335,089
  Equipment, furniture and leasehold improvements
     net of accumulated depreciation and
     amortization of $50,106 and $22,317                56,211           74,302
  Investment in affiliate, at cost                      24,127                -
  Other assets                                          20,096           29,075
                                                      --------         --------
                                                      $447,629         $438,466
                                                      --------         --------
           LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                                  $915,826         $827,916
    Accrued liabilities                                122,995          121,880
    Deferred revenue                                    46,000                -
    Due to shareholder and other related party
     (Note 6)                                           10,487           10,430
    Capitalized lease obligations, current portion
     (Note 3)                                           15,888           13,723
                                                      --------         --------
     Total current liabilities                       1,111,196          973,949

  Capitalized lease obligations, less current
     portion (Note 3)                                    6,379           22,267
  Due to affiliate (Note 6)                            314,048           43,491

  Commitments (Note 7)

  Stockholders' equity (Note 5):
    Common stock, par value $1.00 per share,
     authorized 1,000 shares; issued and
     outstanding 100 shares in 1995 and 1994               100              100
  Accumulated deficit                                 (984,094)        (601,341)
                                                      ---------        --------
     Total stockholders' equity                       $447,629         $438,466
                                                      ---------        --------



                             See accompanying notes.

                                   SERIF, INC.

                            STATEMENTS OF OPERATIONS

                                                For the Year Ended December 31,

  Revenues                                        1995                    1994

  Net product sales                            $4,584,869            $4,160,301
  Royalty and licensing income (Note 6)           809,742               613,034
                                               ----------            ----------
  Total revenue                                 5,394,611             4,773,335

  Cost of goods sold                            1,433,206             1,450,201
                                               ----------            ----------
  Gross profit                                  3,961,405             3,323,134

  Selling, general and administrative
     expenses                                   4,120,174             3,584,600
  Product development                             265,075               169,744

  Interest (income) expense   net                   8,909                   (65)
                                               ----------            ----------

  Net (loss)                                   $ (382,753)           $ (431,145)

  Accumulated deficit at beginning of year       (601,341)             (170,196)
                                               ----------            ----------
  Accumulated deficit at end of year           $ (984,094)           $ (601,341)
                                               ----------            ----------



                             See accompanying notes.


                                   SERIF, INC.

                            STATEMENTS OF CASH FLOWS
                        For the Years Ended December 31,


                                                         1995            1994
  Operating activities

  Net loss                                            $(382,753)     $(431,145)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization                       27,789         18,255
     Provisions for accounts receivable                 158,859        163,653
     Changes in operating assets and liabilities:
          Accounts receivable                          (240,815)      (144,335)
          Inventories                                  ( 40,080)      ( 38,711)
          Other current assets                         (    325)      ( 32,237)
          Other assets                                    8,979       ( 27,779)
          Accounts payable                               45,435        709,498
          Accrued expenses                               33,449       ( 10,569)
                                                      ----------     ----------
          Net cash used in operating activities        (440,512)       206,630

  Investment activities
  Purchase of equipment, furniture and fixtures          (9,698)      ( 53,326)
                                                      ----------     ----------
     Net cash used in investing activities               (9,698)      ( 53,326)


  Financing activities
  Advances/(payments) from affiliate (net)              246,430        ( 8,585)
                                                      ----------     ----------
     Net cash provided by financing activities          246,430        ( 8,585)


  Net increase in cash and cash equivalents            (203,780)       144,719
  Cash and cash equivalents at beginning of year        207,245         62,526
                                                      ----------     ----------
  Cash and cash equivalents at end of year             $  3,465       $207,245
                                                      ----------     ----------


                             See accompanying notes.

                                   SERIF, INC.

                          NOTES TO FINANCIAL STATEMENTS

  1. Summary of Significant Accounting Policies

    Nature of Business/Concentration of Credit Risk

     Serif, Inc. (the "Company"), develops and publishes a line of desktop publishing software products. The Company sells its products directly to customers on a telemarketing basis and to distributors and other re-sellers in the United States and Canada. The Company performs periodic credit evaluations of its customers but generally does not require collateral. No individual customer represents a significant percentage of sales.

  Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers and is recorded net of allowances for anticipated returns. Certain customers are provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer.

     Revenues from the licensing of proprietary software are recognized upon delivery, in accordance with the contract terms.

    Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

    Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market.

    Product Development Costs

     Product development costs consist principally of compensation to employees, related costs paid to outside consultants and an affiliated company, and technology and software the Company may acquire for use in its products. All product development costs are expensed as incurred.

  Equipment, Furniture and Leasehold Improvements

     Equipment, furniture and leasehold improvements, including assets under capitalized leases are stated at cost. Depreciation, including amortization of assets under capitalized leases is provided on a straight-line basis based upon the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

                                   SERIF, INC.

                          NOTES TO FINANCIAL STATEMENTS

     1. Summary of Significant Accounting Policies (continued)

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances. Actual results could differ from these estimates.

     Advertising and Promotion Costs

     Advertising and promotion costs are expensed as incurred. Advertising expense was $1,344,386 and $1,092,072 for 1995 and 1994, respectively.

     2. Inventories

     Inventories at 1995 and 1994 consist of the following:

                                                          December 31,
                                                     1995                1994


     Raw material                                  $108,242            $ 12,783
     Finished goods                                   8,920              64,299
                                                   ----------        ----------
                                                   $117,162            $ 77,082

     3.  Capitalized Lease Obligations

     The Company has accounted for certain leases for equipment as capitalized lease obligations. These leases are payable in monthly installments, including interest, aggregating $1,622.

     As of December 31, 1995 future minimum lease payments, excluding interest, under capitalized leases are as follows:

                         1996            $  15,888
                         1997                6,379

     4. Income Taxes

     The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     At December 31, 1995, the Company has available net operating loss carry forwards of approximately $566,000 that expires at December 31, 2009 ($110,000) and December 31, 2010 ($456,000). As a result of the transactions described in
Note 8 below, utilization of the Company's net operating loss carryforward will be subject to significant limitations.


                                   SERIF, INC.

                          NOTES TO FINANCIAL STATEMENTS

     4. Income Taxes (continued)

     The components of deferred tax assets at December 31, 1995 and 1994 included the following:

                                                    1995                   1994
  Deferred tax assets:
     Accounts receivable reserves                $ 104,000             $ 78,000
     Inventory reserves                             36,000                8,000
     Net operating loss carryforwards              226,000               44,000
     Other                                          43,000              110,000
                                                 ----------           ---------
                                                   409,000              240,000
     Valuation allowance                          (395,000)            (234,000)
                                                 ----------           ---------
     Net deferred tax asset                         14,000                6,000

  Deferred tax liabilities:
     Depreciation                                   14,000                6,000
                                                 ----------           ---------
  Net deferred taxes                             $       -             $      -
                                                 ----------           ---------

     5. Stockholder's Equity

     In July 1996, the Company's principal shareholder agreed to transfer certain shares of the Company's outstanding common stock to a former employee to settle a claim arising during 1995. The Company recorded a charge to operations in 1995, of approximately $8,000, representing the estimated fair value of such shares.

     6.  Related Party Transactions

     The Company and Serif (Europe) Ltd., a company affiliated through common ownership have entered into an agreement under which the companies share certain software technology, software development and other related costs and marketing information. Under the terms of the agreement, Serif, Inc. retains copyright and trademark rights of all software products and receives royalties on certain software sales by Serif (Europe) Ltd. Serif (Europe) Ltd. has been granted exclusive distribution rights for certain software in the United Kingdom and non-exclusive distribution rights in certain other countries.

     The Company incurred the following costs and earned revenues  directly from
Serif  (Europe),   Ltd.  for  the  years  ended  December  31,  1995  and  1994, respectively:

                                                              December  31,
                                                           1995          1994

       Product  development                              $250,576      $169,744
       Management  costs                                   91,786       100,489
       Inventory  purchases                                 9,177             -
       Royalty  income                                   (412,470)     (465,605)


                                   SERIF, INC.

                          NOTES TO FINANCIAL STATEMENTS

     6.  Related Party Transactions (continued)

     During 1995 the Company acquired 11,000 shares of common stock of Serif (Europe), Ltd. which represents an ownership percentage of approximately 8%. The Company has accounted for this investment under the cost method of accounting.

     The balance due to shareholders and affiliated party, an employee, is non-interest bearing and is due on demand.

     7.  Commitments

     The Company leases certain facilities and equipment under operating type leases. The leases expire through 1997. Rental expense was approximately $99,100 and $49,500 in 1995 and 1994, respectively.

     Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

                         1996                 $58,000
                         1997                  42,000
                         1998                   4,000


     8.  Subsequent Events

     On July 31, 1996 Allegro New Media, Inc. ("Allegro") acquired all of the Company's outstanding common stock in a purchase transaction. The accompanying balance sheet represents the historical carrying values of the assets and liabilities and no adjustments have been recorded related to this transaction. In addition, Allegro also acquired all of the outstanding common stock of Serif (Europe) Ltd.

     In connection with the above acquisition of the Company by Allegro New Media, Inc., the Company's principal shareholder agreed to transfer rights to certain shares of Allegro common stock received in consideration in the transaction to certain employees of the Company. This transfer will result in the recognition of compensation expense by the Company of $74,000 in the period of the transaction.

                                   SERIF, INC.

                                  BALANCE SHEET

                                  (Unaudited)



                                                            As of June 30, 1996
                    ASSETS
  Current assets:

   Cash and cash equivalents                                        $ 16,065
   Accounts receivable, less allowances of $237,181                  197,645
   Inventories (Note 2)                                               55,214
   Prepaid Expenses                                                   12,956
   Other current assets                                               34,389
                                                                    ---------
     Total current assets                                            316,269
   Equipment, furniture and leasehold improvements   net of
    accumulated depreciation and amortization of $63,775              42,542
   Investment in affiliate, at cost                                   24,127
   Other assets                                                       25,708
                                                                    ---------
                                                                    $408,646
                                                                    ---------
           LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                                              $  846,062
    Accrued liabilities                                              121,166
    Deferred revenue                                                  40,024
    Due to shareholder and other related party (Note 5)               10,487
    Capitalized lease obligations, current portion (Note 3)           13,870
                                                                   ---------
     Total current liabilities                                     1,051,609

  Capitalized lease obligations, less current portion (Note 3)             0
  Due to affiliate                                                   323,288

  Commitments                                                              -

  Stockholders' equity:
    Common stock, par value $1.00 per share, authorized 1,000
    shares; issued and outstanding 100 shares as of June 30, 1995        100
  Accumulated deficit                                               (966,351)
                                                                    ---------
     Total stockholders' equity                                     $408,646



                             See accompanying notes.

                                   SERIF, INC.

                            STATEMENTS OF OPERATIONS

                                  (Unaudited)

                                                         For the Six Months
                                                            Ended June 30,

  Revenues                                              1996             1995

  Net product sales                                  $1,349,930      $3,150,270
  Royalty and licensing income (Note 6)                 234,079         490,268
                                                     ----------      ----------
  Total revenue                                       1,584,009       3,640,538

  Cost of goods sold                                    404,675         915,935
                                                     ----------      ----------
  Gross profit                                        1,179,334       2,724,603

  Selling, general and administrative expenses        1,161,591       2,719,250
  Product development                                         -         132,536
  Interest (income) expense   net                             -            (426)
                                                     ----------      ----------
  Net Income (loss)                                  $   17,743      $ (126,757)

  Accumulated deficit at beginning of period           (984,094)       (601,341)
                                                     ----------      ----------
  Accumulated deficit at end of period               $ (966,351)     $ (728,098)
                                                     ----------      ----------


                             See accompanying notes.

                                   SERIF, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)

     1. Summary of Significant Accounting Policies

     Nature of Business/Concentration of Credit Risk

     Serif, Inc. (the "Company"), develops and publishes a line of desktop publishing software products. The Company sells its products directly to customers on a telemarketing basis and to distributors and other re-sellers in the United States and Canada. The Company performs periodic credit evaluations of its customers but generally does not require collateral. No individual customer represents a significant percentage of sales.

     Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers and is recorded net of allowances for anticipated returns. Certain customers are provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer.

     Revenues from the licensing of proprietary software are recognized upon delivery, in accordance with the contract terms.

     Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

     Product Development Costs

     Product development costs consist principally of compensation to employees, related costs paid to outside consultants and an affiliated company, and technology and software the Company may acquire for use in its products. All product development costs are expensed as incurred.

     Equipment, Furniture and Leasehold Improvements

     Equipment, furniture and leasehold improvements, including assets under capitalized leases are stated at cost. Depreciation, including amortization of assets under capitalized leases is provided on a straight-line basis based upon the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

    Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales, returns and allowances. Actual results could differ from these entries.

     2.  Inventories

     Inventories at 6/30/96 and 12/31/96 consist of the following:

                                      At 6/30/96                   At 12/31/96

      Raw material                     $ 39,167                    $108,242
      Finished Goods                     16,047                      8,920
                                       ----------                  ---------

                                       $ 55,214                    $117,162

                                       ----------                  ---------

     3.  Capital Lease Obligations

     The Company has accounted for certain leases for equipment as capitalized lease obligations. These leases are payable in monthly installments, including interest, aggregating $979.

     As of June 30, 1996, future minimum lease payments, excluding interest, under capitalized leases are as follows:

                1996                    $7,962
                1997                    $6,379

     4.  Subsequent Events

     On July 31, 1996, Allegro New Media, Inc. ("Allegro"), acquired all of the Company's outstanding common stock in a purchase transaction.

     5.  Related Party Transactions

     The balance due to shareholders and affiliated party, an employee, is non-interest bearing and is due on demand.

                             SERIF (EUROPE) LIMITED

             REPORT AND ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 1995


                      FOR THE PURPOSE OF THE SECURITIES AND
                         EXCHANGE COMMISSION FILINGS OF
                             ALLEGRO NEW MEDIA INC.

                             SERIF (EUROPE) LIMITED

                               REPORT AND ACCOUNTS

                       FOR THE YEAR ENDED 31 DECEMBER 1995



                                    Contents


       Auditors' Report

       Statement of Operations

       Balance Sheet

       Notes to the Accounts

INDEPENDENT AUDITORS' REPORT TO THE

BOARD OF DIRECTORS OF SERIF (EUROPE) LIMITED
-------------------------------------------------------------------------------

     We have audited the accompanying financial statements set out on pages 2 to 11 of Serif (Europe) Limited. These financial statements were audited in accordance with UK Auditing Standards which do not differ in any significant respect from United States Generally Accepted Auditing Standards.

Basis of Opinion

     Our audit included an examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also included an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies were appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements were free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

     In our opinion, the financial statements set out on pages 2 to 11 present fairly, in all material respects, the financial position of the company at December 31, 1995 and the results of its operations for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles in the United Kingdom which differ in certain respects from those followed in the United States (see Note 16 to the financial statements).

/s/Haines Watts
HAINES WATTS
CHARTERED ACCOUNTANTS
NOTTINGHAM, ENGLAND

May 20, 1996,  except for Note 15
Subsequent events as to which
the date is July 31, 1996 and
Note 16  Differences  between  United
Kingdom  aned United  States
Generally  Accepted  Accounting
Principles  as to which the date is
October 14, 1996

SERIF (EUROPE) LIMITED

STATEMENT OF OPERATIONS
FOR THE YEARS ENDED 31 DECEMBER 1995 AND 1994
-------------------------------------------------------------------------------

                                  Note                    1995            1994
                                                            BP              BP

TURNOVER                           2                 3,185,591        3,859,350

Cost of sales                                          648,611        1,271,507
                                                     ----------       ---------
GROSS PROFIT                                         2,536,980        2,587,843

Administrative expenses                              1,254,899        1,228,280
Selling and distribution costs                       1,201,198        1,778,611
                                                     ----------       ---------

OPERATING PROFIT/(LOSS)            3                    80,883          (23,213)

Bank interest received                                  11,779            1,078

Bank interest payable                                    5,623            6,479
                                                     ----------       ---------

PROFIT/(LOSS) ON ORDINARY ACTIVITIES
BEFORE TAXATION                                         87,039          (28,614)

Taxation                           5                    18,851                -
                                                     ----------       ---------

PROFIT FOR THE FINANCIAL YEAR     12                    68,188          (28,614)
                                                     ----------       ---------


There were no other recognised gains or losses other than those passing through the profit and loss account. All amounts relate to continuing operations.

The notes on pages 4 to 11 form part of these accounts.

SERIF (EUROPE) LIMITED

BALANCE SHEET AS AT 31 DECEMBER 1995
----------------------------------------------------------------------

                               Note                                       1995
                                                                            BP
ASSETS
Current assets:

Cash                                                                   146,610
Accounts receivable
less allowances of BP1,676                                             124,681
Inventories                     8                                       46,154
Due from Serif, Inc.                                                   186,685
Prepaid expenses and other current assets                               97,161
                                                                     ---------
Total current assets                                                   601,291
Fixed assets net of accumulated
depreciation of BP107,568       7                                       28,614
Deferred development expenditure net of
depreciation of BP94,961        6                                       63,634
Deferred taxes                  10                                      13,501
                                                                     ---------
                                                                       707,040
                                                                     ---------
LIABILITIES AND SHAREHOLDERS' FUNDS
Current liabilities:
Accounts payable                                                       334,589
Accrued expenses                                                        21,566
Taxation and social security                                            77,378
Loans payable                   9                                       77,285
                                                                     ---------

Total current liabilities                                              510,818
                                                                     ---------

Loans payable                   9                                       35,993
                                                                     ---------

Shareholders' funds:
Equity funds                    11
Ordinary shares of BP1; 228,540 authorised
                        135,620 issued                                 135,620
Share premium                                                           42,920
Retained earnings deficiency*                                          (39,771)
                                                                     ---------

Total equity funds                                                     138,769
                                                                     ---------

Non-equity funds                11
Preference shares of BP1; 21,460 authorised
                          21,460 issued                                 21,460
                                                                     ---------

Total shareholders' funds       13                                     160,229
                                                                     ---------

                                                                       707,040
                                                                     ---------

     A summary of the material adjustments to shareholders' funds which would be required if US GAAP had been applied instead of UK GAAP is given in note 16 to the financial statements.

The notes on pages 4 to 11 form part of these accounts.

Approved by the Board:

/s/James Bryce                  July 30, 1996
James Bryce                     Date



SERIF (EUROPE) LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1995
----------------------------------------------------------------------

     The accounts take into consideration events occurring between 31 December 1995 and the date of their approval by the Board of Directors.

     1.  ACCOUNTING  POLICIES

     There have been no changes in accounting policies during the year.

       a. These accounts have been prepared under the historical cost convention and in accordance with accounting standards as defined in the Companies Act 1985, as amended, of Great Britain and have been reformatted for the purpose of the Securities and Exchange Commission filings for Allegro New Media Inc. In preparing these accounts the comparative results have been amended to show the 12 month period to December 31, 1994 from the 15 month statutory period to December 31, 1994.

       b. Turnover represents the net amount of invoices to customers less credit notes for goods returned, excluding VAT.

       c. Depreciation is provided on the cost less estimated residual values of tangible assets over their estimated useful lives.

          The following rates and bases apply:

            Office equipment            15% Straight Line
            Computer hardware           25% Straight Line
            Fixtures and fittings       15% Straight Line
            Show equipment              16.7% per Show Attended
            Motor vehicles              25% Straight Line

  d. Inventories are stated at the lower of cost and net realisable value. Cost is based on the cost of purchase on a first in, first out basis. Finished goods include the relevant proportion of overheads. Net realisable value is based on estimated selling price less further costs to completion and disposal.

  e. provision is made for taxation deferred in respect of all material timing differences between the treatment of certain items for taxation and accounting purposes, only to the extent that it is probable that the liability will become payable in the foreseeable future.

  f. Transactions denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the balance sheet date.

  g. Rentals payable under operating leases are charged to the profit and loss account as they are incurred.

SERIF (EUROPE) LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1995
----------------------------------------------------------------------

     ACCOUNTING POLICIES (CONTINUED)

  h. Research and development expenditure is written off to the profit and loss account in the period in which it is incurred. Development expenditure is written off in the same way unless the directors are satisfied as to the technical, commercial and financial viability of individual projects. In this situation, the expenditure is deferred and amortised at a rate of 1% of turnover (less applicable expenses) per period.

  TURNOVER                                            1995               1994
                                                        BP                 BP

     During the year turnover was split between the following geographical markets:

       United Kingdom                                3,178,511        3,506,477
       Rest of Europe                                    7,080          352,873
                                                     ---------        ---------

                                                     3,185,591        3,859,350
                                                     ---------        ---------

  OPERATING PROFIT/(LOSS)

     The operating profit/(loss) is stated after charging/(crediting):

                                                       1995               1994
                                                         BP                 BP

  Amortised deferred development expenditure           26,927            34,074
  Depreciation of tangible fixed assets
   Owned assets                                        35,945            40,277
   Assets held under hire purchase agreements           1,208                 -
  Auditors remuneration                                 8,500             4,800
  Profit on sale of fixed assets                         (650)                -
  Hire of plant and machinery                             678               873
  Operating lease rentals - land and buildings         22,880            17,553
                 - other                               15,848            17,718
                                                     ---------        ---------


  TRANSACTIONS WITH DIRECTORS

     Mr G Jones a director of the company owns the majority of the issued share capital of Serif Inc., a company registered in the United States of America.

     Serif Inc. and Serif (Europe) Limited have a co-operative joint venture agreement regarding the sharing of product development and intellectual property rights.


SERIF (EUROPE) LIMITED
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1995
----------------------------------------------------------------------

  TAXATION                                                1995          1994
                                                            BP            BP

  Transfer to deferred taxation provision               18,851             -
                                                        ------         ------

     The company had no liability to  corporation  tax at 31 December 1995 or 31
December 1994.

  DEFERRED DEVELOPMENT EXPENDITURE

  COST                                                     BP

  Balance at 1995 and 1994                            158,325
  PROVISION FOR DIMINUTION IN VALUE
  Balance at 1994                                      67,764
  Charge                                               26,927
                                                    ---------
                                                       94,691
                                                    ---------

  NET BOOK VALUE
  1995                                                 63,634
                                                    ---------

  FIXED ASSETS
                                           Fixtures
                   Office  Computer             and      Show           Motor
                Equipment  Hardware        Fittings   Equipment        Vehicles          Total
                       BP        BP              BP          BP              BP             BP

COST

Balance at 1994    21,620   106,654           4,412       8,524               -        141,210
Additions               -    32,555           4,108         375          14,500         51,538
Disposals               -   (56,566)              -           -               -        (56,566)
                 --------   --------      ---------   ---------       ---------       ---------

                   21,620    82,643           8,520       8,899          14,500        136,182
                 --------   --------      ---------   ---------       ---------       ---------

DEPRECIATION
Balance at 1994     6,575    70,748           3,711       5,340               -         86,374
Charge              3,243    27,854           1,289       3,559           1,208         37,153
Disposals               -   (15,959)              -           -               -        (15,959)
                 --------   --------      ---------   ---------       ---------       ---------

                    9,818    82,643           5,000       8,899           1,208        107,568
                 --------   --------      ---------   ---------       ---------       ---------

NET BOOK VALUE

1995               11,802         -           3,520           -          13,292         28,614
                 --------   --------      ---------   ---------       ---------       ---------


     The net book value of tangible assets includes BP13,292 (1994: BPNil) in respect of assets held under hire purchase agreements.

SERIF (EUROPE) LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1995
--------------------------------------------------------------------
  INVENTORIES
                                                                       1995
                                                                         BP

  Finished goods                                                     46,154
                                                                     -------

  In the opinion of the directors the replacement cost of inventories is not materially different from the values shown above.

  LOANS PAYABLE

  ANALYSIS OF BORROWINGS

  Bank loans                                                         50,661
  Bank overdraft                                                     52,082
  Hire purchase ageements                                            10,535
                                                                     -------
                                                                    113,278
  Less: amounts due within one year                                  77,285
                                                                    --------
  Amounts due in more than one year                                  35,993
                                                                    --------

  Bank loans and overdrafts and other loans
    Payable on demand and due:
    Within one year                                                  52,082

     Repayable by instalments and due:
     Within one year                                                 21,336
     Between one and two years                                       18,336
     Between two and five years                                      10,989

  Obligations under hire purchase agreements
     Repayable by instalments and due:
     Within one year                                                  3,867
     Between one and five years                                       6,668
                                                                     -------
                                                                    113,278
                                                                    --------

  The bank loans and overdraft are secured by a floating charge over the assets of the company.

SERIF (EUROPE) LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1995
----------------------------------------------------------------------

  DEFERRED TAXES
                                                                       1995
                                                                         BP

  Balance at 1 January 1995                                          (32,352)
  Transfer to profit and loss account                                 18,851
                                                                    ---------

  Balance at 31 December 1995                                        (13,501)
                                                                    ---------

  Deferred taxation is calculated at 25%
  (1994: 25%) and comprises:

  Total potential liability
  Accelerated capital allowances                                     (22,363)
                                     Tax losses available             (7,046)
                                     Other timing differences         15,908
                                                                    ---------
                                                                     (13,501)
                                                                    ---------

  Provided in accounts
  Accelerated capital allowances                                     (22,363)
  Tax losses available                                                (7,046)
  Other timing differences                                            15,908
                                                                    ---------
                                                                     (13,501)

                                                                    ---------


  SHARE CAPITAL
                                                                        1995
                                                                          BP
  Authorised
  Ordinary Shares of BP1 each                                        228,540
  8% Non-Convertible, Redeemable
  Preference Shares of BP1 each                                       21,460
                                                                    ---------
                                                                     250,000
                                                                    ---------

  Issued and Fully Paid
  Ordinary Shares of BP1 each                                        135,620
  8% Non-Convertible, Redeemable
  Preference Shares of BP1 each                                       21,460
                                                                    ---------
                                                                     157,080
                                                                    ---------

SERIF (EUROPE) LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1995
---------------------------------------------------------------

  NON EQUITY SHARES
  The non-convertible, redeemable, preference shares of BP1 each are redeemable at par at any time at the option of the company and are not entitled to a surplus on winding-up and have no voting rights.


  PROFIT AND LOSS ACCOUNT
                                                     1995                 1994
                                                       BP                   BP

  Balance at beginning of the year               (107,959)             (79,345)
  Profit/(loss) for the financial year             68,188              (28,614)
                                                 ---------            ---------
                                                  (39,771)            (107,959)
                                                 ---------            ---------


13.     RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                     1995                 1994
                                                       BP                   BP

  Profit/(loss) for the financial year             68,188              (28,614)
  Opening shareholder's funds                      92,041              120,655
                                                 ---------            ---------

  Closing shareholder's funds                     160,229               92,041
                                                 ---------            ---------

  Non-equity shareholders funds                    21,460               21,460

                                                 ---------            ---------
14.     LEASE COMMITMENTS

  At 31 December 1995 the company had the
  following lease commitments:

                                                     1995
                                                       BP

  Rentals due in the next year
  on operating leases which expire:

  Non-property leases

  Less than one year                                4,713
  Between one and two years                             -
  After five years                                    400

  Property leases

  After five years                                 27,500
                                                 ---------
                                                   32,613
                                                 ---------

SERIF (EUROPE) LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED  31 DECEMBER 1995
----------------------------------------------------------------------

15.  SUBSEQUENT EVENT

  On July 31, 1996, Allegro New Media, Inc., (Allegro) a publicly owned company incorporated in the United States, acquired all of the issued ordinary and preference shares of Serif (Europe) Limited in a share for share transaction. In addition, Allegro acquired all of the outstanding common stock of Serif, Inc. in a similar transaction.


16.  DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES
     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The accounting policies, under which the financial statements of Serif (Europe) Limited are prepared, conform with generally accepted accounting principles in the United Kingdom (UK GAAP), which differ in certain respects from generally accepted accounting principles in the United States (US GAAP). Differences having a significant effect on the profit/(loss) and shareholders funds are set out below.

     Research and product development
  Under UK GAAP certain research and product development costs are capitalized and amortized over future periods. Under US GAAP all research and product development costs are written off as incurred.

     Taxation
  Deferred taxation is not provided where, in the opinion of the directors, no tax liability is likely to arise in the foreseeable future. However, US GAAP requires full provision for deferred taxes using the liability method, and requires an evaluation as to the recoverability of deferred tax assets.

       Profit available for appropriation

                                                         1995             1994
                                                           BP               BP

     Profit/(loss) as reported in the profit
     and loss account                                  68,188          (28,614)
     Adjustments:  Amortization of deferred
                   development costs                   26,927           34,074
                   Taxation                            18,851                -
                                                      --------         --------

     Profit for the year in accordance with US GAAP   113,966            5,460
                                                      --------         --------

     Ordinary shareholders' funds as
     reported in the balance sheet                    160,229
     Adjustments:  Deferred development costs         (63,634)
                   Taxation                           (13,501)
                                                     ---------

     Ordinary shareholders' funds in
     accordance with US GAAP                           83,094
                                                     ---------



SERIF (EUROPE) LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1995
----------------------------------------------------------------------

16.  DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES
     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
     Under FRS 1, UK GAAP does not require the company to present a statement of cash flows, however, under US GAAP the following statement of cash flows would be presented:
                                                    1995          1994
                                                      BP            BP
     Cash(used)/provided by:
     Operating activities

     Operating profit/(loss)                      80,883      (23,213)
     Depreciation                                 37,153        40,277
     Amortization of deferred development
     expenditure                                  26,927        34,074
     Gain on sale of tangible fixed assets         (650)             -
     Changes in assets and liabilities
     Accounts receivable, prepaid expenses
     and other current assets                     19,603     (255,827)
     Inventories                                  43,902      (28,350)

     Accounts payable, accrued expenses and
     other taxation and social security        (244,093)       283,760
                                             -----------    ----------
     Net cash(used)/provided by
     operating activities                       (36,275)        50,721
                                             -----------    ----------
     Investing activities:

     Payments to acquire tangible fixed
     assets                                     (39,938)        59,022
     Receipts from sale of tangible
     fixed assets                                41,257              -
                                              ----------    ----------
     Net cash provided/used by investing
     activities                                   1,319        (59,022)
                                              ----------    -----------
     Financing activities:

     Bank loan repayments                       (24,404)      (41,037)
     Finance from bank loans                           -        50,000
     Capital element of hire purchase
     rental payments                             (1,066)             -
     Other net financing costs                    6,156         (5,401)
                                              ----------    -----------

     Net cash (used)/provided by
     financing activities                       (19,314)         3,562
                                              ----------    -----------

     Net decrease in cash and cash
     equivalents                                (54,2700)       (4,739)
     Cash and cash equivalents at beginning
     of the year                                 148,798       153,537
                                              ----------    -----------

     Cash and cash equivalents at end
     of the year                                  94,528       148,798
                                              ----------    -----------

                          Interim Financial Statements

                             Serif (Europe) Limited

                                  June 30, 1996

                                  (Unaudited)

                              Financial Statements

                             Serif (Europe) Limited

                                  June 30, 1996



                                    Contents


   Balance Sheets as of June 30, 1996 (Unaudited) and
      December 31, 1995
   Statements of Operations for the six months
      ended June 30, 1996 (Unaudited)
   Notes to Financial Statements


                             SERIF (EUROPE) LIMITED

                                 BALANCE SHEETS

                       Expressed in USD @ BP 1.00 = $1.50

                                                 June 30,         December 31,
                                                  1996                 1995
                                               (Unaudited)

                   ASSETS
   Current assets:

    Cash and cash equivalents                    $218,223             $138,227
    Accounts receivable, net                      267,561              184,767
    Intercompany receivable                       291,528              272,982
    Inventories (Note 2)                          108,471               67,489
    Other current assets                           53,387              138,189
                                                 ---------            ---------
    Total current assets                          939,170              801,654
    Equipment, furniture and leasehold
     improvements B net                            47,139               41,841
    Other assets                                        -              140,357
                                                 ---------            ---------
                                                 $986,309             $983,852

            LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:

    Accounts payable                             $439,023             $356,768
    Accrued liabilities                           445,592              297,093
                                                  ---------            ---------
    Total current liabilities                     884,615              653,861

    Other liabilities                              44,195               74,080
                                                  ---------            ---------
    Total liabilities                             928,810              727,941


    Commitments (Note 7)

    Stockholders' equity (Note 5):
      8% Preferred stock, par value, BP1; 21,460
      shares issued                                32,190               32,190
    Common stock, par value,BP 1.00 per share,
      135,620 shares issued and outstanding in
      1996 and 1995                               203,430              203,430
    Accumulated earnings/(deficit)               (178,121)              20,291
                                                 ---------            ---------
    Total liabilities and stockholders' equity   $986,309             $983,852
                                                 ---------            ---------


                             See accompanying notes.


                             SERIF (EUROPE) LIMITED

                            STATEMENTS OF OPERATIONS

                                  (Unaudited)

                       Expressed in USD @ BP 1.00 = $1.50
                                                              Six Months
                                                            Ended June 30,

   Revenues                                                       1996

   Net product sales                                          $2,235,035
   Cost of goods sold                                            729,191
                                                              ----------
   Gross profit                                                1,505,844

   Selling, general and administrative expenses                1,344,154
   Product development                                           144,638

   Non-operating expense                                          26,251
   Interest (income) expense B net                                 9,747
   Extraordinary loss                                            179,516
                                                              ----------

   Net (loss)                                                 $ (198,462)
                                                              ----------

   Accumulated earnings at beginning of period                    20,341
                                                              ----------
   Accumulated (deficit) at end of period                     $ (178,121)
                                                              ----------


                             See accompanying notes.

                             SERIF (Europe) LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)

1.   Summary of Significant Accounting Policies

     Nature of Business/Concentration of Credit Risk

     Serif (Europe) Limited (the "Company"), develops and publishes a line of desktop publishing software products. The Company sells its products directly to customers on a telemarketing basis and to distributors and other re-sellers in the United Kingdom and continental Europe. The Company performs periodic credit evaluations of its customers but generally does not require collateral. No individual customer represents a significant percentage of sales.

     Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers and is recorded net of allowances for anticipated returns. Certain customers are provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer.

     Revenues from the licensing of proprietary software are recognized upon delivery, in accordance with the contract terms.

     Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or net realiseable value. Finished goods include the relevant proportion of overheads. Net realiseable value is based on estimated selling price less further costs to completion and disposal.

     Product Development Costs

     Product development costs consist principally of compensation to employees, related costs paid to outside consultants and an affiliated company, and technology and software the Company may acquire for use in its products. All product development costs are expensed as incurred.

     Equipment, Furniture and Leasehold Improvements

     Equipment, furniture and leasehold improvements, are stated at cost less estimated residual values over their estimated useful lives. Depreciation is provided on a straight-line basis based upon the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

                             SERIF (EUROPE) LIMITED

                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies (continued)

     Use of Estimates

     The preparation of financial statements in conformity with United Kingdom generally accepted accounting principals and with United States generally accepted accounting principals which requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances. Actual results could differ from these estimates.

     Advertising and Promotion Costs

     Advertising and promotion costs are expensed as incurred.

2.   Inventories

     Inventories at June 30, 1996 and December 31, 1995 consist of the following:

                                                 June 30,          December 31,
                                                  1996                 1995

    Raw material                                $      -               $     -
    Finished goods                               108,471                67,489
                                                ----------             --------
                                                $108,471               $67,489
                                                ----------             --------

3.   Income Taxes

     Provision is made for taxation deferred in respect of all material timing differences between the treatment of certain items for taxation and accounting purposes, only to the extent that it is probable that the liability will become payable in the foreseeable future.

4.   Foreign Currency Exchange

     Transactions denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the balance sheet date.

5.   Related Party Transactions

     The Company and Serif Inc., a company affiliated through common ownership have entered into an agreement under which the companies share certain software technology, software development and other related costs and marketing information. Under the terms of the agreement, Serif, Inc. retains copyright and trademark rights of all software products and receives royalties on certain software sales by the Company. The Company Ltd. has been granted exclusive distribution rights for certain software in the United Kingdom and non-exclusive distribution rights in certain other countries.

                             SERIF (Europe) LIMITED

                          NOTES TO FINANCIAL STATEMENTS

5.   Related Party Transactions (continued)

     During 1995 the Serif Inc. acquired 11,000 shares of common stock of the Company which represents an ownership percentage of approximately 8%.


6.   Commitments

     The Company leases certain facilities and equipment under operating type leases which are charged to the profit and loss account as they are incurred. The leases expire through 1999.

7.   Subsequent Events

     On July 31, 1996 Allegro New Media, Inc. ("Allegro") acquired all of the Company's outstanding common stock in a purchase transaction. The accompanying balance sheet represents the historical carrying values of the assets and liabilities and no adjustments have been recorded related to this transaction. In addition, Allegro also acquired all of the outstanding common stock of Serif Inc.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)


     The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Allegro New Media, Inc. ("Allegro") (audited for the year ended December 31, 1995 and unaudited at June 30, 1996 and for six months then ended) and Serif, Inc. and Serif (Europe) Ltd. (collectively "Serif") (audited for the year ended December 31, 1995 and unaudited at June 30 1996 and for the six months then ended). The pro forma condensed combined balance sheet assumes that the acquisition of Serif occurred as of June 30, 1996. The pro forma condensed combined statements of operations give effect to the acquisition of Serif assuming the transactions were completed at the beginning of the respective periods.

     The pro forma condensed combined statements of operations are not necessarily indicative of operating results which would have been achieved had these transactions been completed at the beginning of the respective periods and should not be construed as representative of future operations.

     These pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Allegro and Serif including the notes thereto and the notes to these pro forma financial statements.


             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1996

               Allegro New                     Serif (Europe)    Adjustments   Combined
                Media, Inc.       Serif Inc.       Limited         (Note 2)    Pro Forma
ASSETS

CURRENT ASSETS

Cash and cash
 equivalents    $1,722,050        $ 16,065       $225,235                       $1,963,350
Accounts
 receivable
 (net)             814,577         197,645        276,160                        1,288,382
Inventories        241,828          55,214        111,957                          408,999
Other current
  assets           246,847          47,345         55,102                          349,294
Due from
  affiliate                                       300,896         (300,896)(a)           0
                -----------       ---------      ---------        ---------     -----------
  Total Current
     Assets      3,025,302         316,269        969,350         (300,896)      4,010,025
                -----------       ---------      ---------        ---------     -----------

Property, plant
 & equipment
 (net)              55,477           42,542        48,653                          146,672
Other assets       242,474           25,708                                        268,182
Investment in
  affiliate                          24,127                       ( 24,127)(b)           0
Intangibles and
  goodwill                                                         972,000 (c)     972,000
                -----------       ---------      ---------        ---------     -----------

TOTAL
   ASSETS       $3,323,253         $408,646     $1,018,003        $646,977      $5,396,879
                -----------       ---------      ---------        ---------     -----------


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable
 and accrued
  liabilities   $  507,058        $1,026,342    $  812,374        $476,473 (e)  $2,822,247
Debt (current)                        13,870                                        13,870
                -----------       ----------     ----------       ----------    -----------
Total current
  liabilities      507,058         1,040,212       812,374         476,473       2,836,117

Debt                                  10,567                                        10,567
Due to affiliate                     300,896                      (300,896)  (a)          0

Stockholders=Equity/
 (Deficit)       2,816,195          (943,029)      205,629         737,400   (c) 2,550,195
                                                                   3,620,000 (d)
                                                                  (3,886,000)(e)
                -----------       ----------     ----------       ----------    -----------
TOTAL LIABILITIES
AND STOCKHOLDERS=
  EQUITY        $3,323,253          $408,646     $1,018,003       $  646,977    $5,396,879
                -----------       ----------     ----------       ----------    -----------

See accompanying notes


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                 Allegro New                    Serif (Europe)     Adjustments   Combined
                 Media, Inc.      Serif Inc.       Limited          (Note 2)     Pro Forma

Net Sales        $1,410,962       $5,394,611     $5,051,710        ($412,000)(a) $11,445,283
Cost of
  goods sold        795,730        1,433,206      1,028,567                        3,257,503
                 -----------      -----------    -----------       -----------   ------------
Gross profit        615,232        3,961,405      4,023,143        (412,000)       8,187,780

Selling, general
 and admin.
 expenses         1,439,983        4,070,174      3,852,178        (412,000)(a)    9,270,335
                                                                    320,000 (b)
Product
   development      295,878          265,075                                         560,953

In process
  research and
  development                                                     3,856,000 (c)    3,856,000

Interest (income)
  expense (net)      34,934            8,909         (9,762)                          34,081
                -----------       ----------     ----------       ----------     -----------

Loss before
 extraordinary
  item           (1,155,563)        (382,753)       180,727      (4,176,000)     (5,533,589)

Extraordinary
  loss              990,928                                                         990,928

Net (loss)/
  income        ($2,146,491)       ($382,753)       $180,727    ($4,176,000)    ($6,524,517)
                -----------       -----------    ------------    -----------    ------------

Extraordinary
 loss per
 common share      ($0.66)                                                        ($0.40)

Pro forma loss
 per common
 share             ($1.44)                                                        ($2.62)

Pro forma shares
 outstanding     1,493,171                                                        2,493,171

See accompanying notes


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                  Allegro New                   Serif (Europe)   Adjustments     Combined
                  Media, Inc.       Serif Inc.      Limited      (Note 2)        Pro Forma

Net Sales         $867,049          $1,614,411    $2,275,886     ($115,000)(a)  $4,602,346
Cost of
  goods sold       795,730             405,315       578,769                     1,326,253
                -----------         -----------   ------------   ----------     -----------
Gross profit       524,880           1,209,096     1,697,117      (115,000)      3,276,093

Selling, general
 and admin.
 expenses        1,644,481           1,162,567     1,557,111      (155,000)(a)   4,369,159
                                                                   160,000 (b)
Product
   development     439,566                           147,280                       560,846

In process
  research and
  development                                                    3,856,000 (c)   3,856,000

Interest (income)
  expense (net)    (52,977)                (23)        9,925                       (43,075)
                -----------         -----------   ------------   ----------     -----------

(Loss)/income
 before taxes   (1,506,190)             46,552       (17,199)    (4,016,000)    (5,492,837)

Corporate
  income taxes                           2,000                                        2,000

Net (loss)/
  income       ($1,506,190)            $44,552      $(17,199)   ($4,016,000)    ($5,494,837)
                -----------         -----------   ------------   ----------     -----------

Pro forma
 loss per
 common share      ($0.49)                                                          ($1.35)

Pro forma shares
 outstanding    3,067,215                                                         4,067,215

See accompanying notes

   Notes to the Pro Forma Combined Condensed Financial Statements (Unaudited)


1.   Description of Transactions

     On August 12, 1996, Allegro New Media, Inc. ("Allegro") acquired all of the outstanding common stock of Serif, Inc. and all of the outstanding preferred and common stock of Serif (Europe) Ltd. (collectively "Serif"). The aggregate purchase price was approximately $4,120,000, including 1,000,000 shares of Allegro common stock with a fair value of $3,620,000. The transaction has been accounted for as a purchase. Under the purchase method of accounting, the assets and liabilities have been adjusted to their preliminary estimated fair values based upon available information and are subject to revision. As a result of the preliminary purchase price allocation, a charge to earnings of approximately $3,886,000 was recorded on the date of acquisition representing the cost assigned to pre-acquisition software development.



1.   Pro Forma Adjustments

     Balance Sheet
                                                           June 30, 1996

     (a)  Elimination of inter-company balances                 $300,896

     (b)  Elimination of investment in affiliate                  24,127

     (c)  Elimination of Serif shareholders= equity (deficit)    737,400

     (d)  Record Allegro common stock issued to complete
          acquisition                                          3,620,000

     (e)  Purchase accounting adjustments:
          Charge related to equity to write off cost of
            in-process research and development                3,886,000
            Intangibles and goodwill                             972,000
            Record accrued liabilities to complete
            acquisition                                          476,473


     Statement of Operations
                                         December 31, 1995       June 30, 1996

      (a) Eliminate royalty income and
          expense between Serif Inc.
          and Serif (Europe) Ltd.           $  412,000             $  155,000

      (b) Amortization of intangibles and
          goodwill resulting from purchase
          transaction                          320,000                160,000

      (c) Charge to write off purchase
          price attributed to in-process
          research and development           3,856,000              3,856,000


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ALLEGRO NEW MEDIA, INC.



                                         By:  /s/ Mark E. Leininger
                                          Mark E. Leininger
                                          Chief Operating Officer, Vice
                                          President-Finance, Treasurer
                                          and Chief Financial Officer

Date: October 14, 1996